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                                                               EXHIBIT 99.5

   OFFER TO EXCHANGE NEWLY ISSUED
                                         OFFER TO EXCHANGE NEWLY ISSUED

   % EXCHANGEABLE SENIOR DEBENTURES        % EXCHANGEABLE SENIOR DEBENTURES
            DUE 2008                                 DUE 2008

                 OF
                                                       OF

          PENNZOIL COMPANY
                                                PENNZOIL COMPANY

  FOR A PORTION OF OUTSTANDING            FOR A PORTION OF OUTSTANDING


     6 1/2% EXCHANGEABLE SENIOR
         DEBENTURES DUE 2003                 4 3/4% EXCHANGEABLE SENIOR
                                              DEBENTURES DUE 2003



To Our Clients:

  Enclosed for your consideration is a Prospectus, dated May   , 1998 (the
"Prospectus"), of Pennzoil Company, a Delaware corporation (the "Company"), and related Letters of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offers") relating to the offer by the Company to
issue its exchangeable senior debentures due 2008 (the "New   % Debentures") in
exchange for a portion of its outstanding 6 1/2% exchangeable senior debentures due 2003 (the "6 1/2% Debentures") and the offer by the Company to issue its
new   % exchangeable senior debentures due 2008 (the "New   % Debentures) in
exchange for a portion of its outstanding 4 3/4% exchangeable senior debentures due 2003 (the "4 3/4% Debentures" and, together with the 6 1/2% Debentures, the "Old Debentures") of the Company, upon the terms and subject to the conditions set forth in the Prospectus. This material is being forwarded to you as the beneficial owner of the Old Debentures held by us in your account but not registered in your name.

  The 6 1/2% Exchange Offer will be for a principal amount of 6 1/2% Debentures (the "6 1/2% Target Amount") that is exchangeable into between 4.61 million and
5.77 million shares of common stock of Chevron Corporation under the existing exchange rights (a range between $193.84 million and $242.80 million principal amount of 6 1/2% Debentures) and upon the terms and conditions set forth in the Prospectus and the related 6 1/2% Letter of Transmittal (which, together with
the Prospectus, constitutes the "4 3/4% Exchange Offer"). The New   %
Debentures will not be issued in denominations of less than $1,000, and the
Company will pay cash in lieu of issuing New   % Debentures in principal
amounts of less than $1,000.

  The 4 3/4% Exchange Offer will be for a principal amount of 4 3/4% Debentures (the "4 3/4% Target Amount") that is exchangeable into between 3.30 million and
4.13 million shares of Chevron Stock under existing exchange rights (a range between $193.84 million and $242.80 million principal amount of 4 3/4% Debentures) and upon the terms and conditions set forth in the Prospectus and the related 4 3/4% Letter of Transmittal (which, together with the Prospectus,
constitutes the "4 3/4% Exchange Offer"). The New   % Debentures will not be
issued in denominations of less than $1,000, and the Company will pay cash in
lieu of issuing New   % Debentures in a principal amount of less than $1,000.

  PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON      , 1998, UNLESS EXTENDED BY THE COMPANY, IN WHICH CASE THE TERM "6
1/2% EXPIRATION DATE" MEANS THE LATEST DATE AND TIME TO WHICH THE 6 1/2% EXCHANGE OFFER IS EXTENDED, AND THE TERM "4 3/4% EXPIRATION DATE" MEANS THE LATEST DATE AND TIME TO WHICH THE 4 3/4% EXCHANGE OFFER IS EXTENDED.

  The Company expressly reserves the right to withdraw or terminate either or both of the Exchange Offers and promptly return all Old Debentures, at any time, (a) if either or both of the Exchange Offers would result in less than $100 million in principal amount of the respective series of New Debentures being issued or upon the failure of certain other conditions described in the Prospectus (b) if the Average Chevron Stock Price is less than $78.00 per share or is more than $91.00 per share or (c) upon the occurrence of any of the other events listed in the Prospectus.

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  We are the holder of record of Old Debentures held by us for your account. A tender of such Old Debentures can be made only by us as the record holder and pursuant to your instructions. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE OLD DEBENTURES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the Old Debentures held by us for your account pursuant to the terms and conditions of either or both of the Exchange Offers. Please so instruct us by completing, executing, detaching, and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Old Debentures, please forward to us your instructions in ample time to permit us to submit a tender on your behalf prior to either or both of the Expiration Dates. Unless otherwise indicated on the instruction form, you will be deemed to have tendered the entire aggregate principal amount at maturity of Old Debentures held by us for your account.

                                          Very truly yours,


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                       INSTRUCTIONS WITH RESPECT TO THE

 OFFER TO EXCHANGE NEWLY ISSUED           OFFER TO EXCHANGE NEWLY ISSUED

   % EXCHANGEABLE SENIOR DEBENTURES         % EXCHANGEABLE SENIOR DEBENTURES
            DUE 2008                                 DUE 2008

               OF                                       OF

        PENNZOIL COMPANY                         PENNZOIL COMPANY

  FOR A PORTION OF OUTSTANDING             FOR A PORTION OF OUTSTANDING

     6 1/2% EXCHANGEABLE SENIOR               4 3/4% EXCHANGEABLE SENIOR
      DEBENTURES DUE 2003                      DEBENTURES DUE 2003

  The undersigned acknowledges receipt of your letter enclosing the
Prospectus, dated May   , 1997, of Pennzoil and the related Letters of
Transmittal relating to the respective Exchange Offers. This will instruct you to tender the principal amount at maturity of Old Debentures indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the respective Exchange Offers, and confirm that you may make the representations contained in the respective Letters of Transmittal on behalf of the undersigned.

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                 DESCRIPTION OF OLD DEBENTURES TO BE TENDERED

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Aggregate Principal                                      Aggregate Principal
       Amount                                                  Amount
     of 6 1/2%                                          of 6 1/2% Debentures
     Debentures                                               Tendered
Held by You for the
      Account
 of the Undersigned

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Aggregate Principal                                      Aggregate Principal
       Amount                                                  Amount
     of 4 3/4%                                          of 4 3/4% Debentures
     Debentures                                               Tendered
Held by You for the
      Account
 of the Undersigned

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  Unless otherwise indicated, the undersigned will be deemed to have tendered the entire aggregate principal amount at maturity of Old Debentures held for the account of the undersigned.

Signature(s): ____________________________

 _________________________________________

Please print name(s): ____________________

 _________________________________________

Date: , 1998

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